Exhibit 14.2

SQUAR MILNER
[LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference of our report dated March 7, 2007 relating to the consolidated financial statements of Nuera Communications, Inc. at December 31, 2006, included in this Form 20-F of AudioCodes Ltd., in the following Registration Statements of AudioCodes Ltd.:

    1.        Registration Statement on Form S-8 (File No. 333-11894) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F);

    2.        Registration Statement on Form S-8 (File No. 333-13268) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F), as amended, and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F);

    3.        Registration Statement on Form S-8 (File No. 333-105473) pertaining to the AudioCodes Ltd. 1999 Key Employee Option Plan (F) and the AudioCodes Ltd. 1999 Key Employee Option Plan, Qualified Stock Option Plan-US Employees (F); and

    4.        Registration Statement on Form S-8 (File Number 333-13378) pertaining to the AudioCodes Ltd. 2001 Employee Stock Purchase Plan-Global Non-U.S. and the AudioCodes Ltd. 2001 U.S. Employee Stock Purchase Plan.

/s/ SQUAR, MILNER, PETERSON, MIRANDA AND WILLIAMSON, LLP
SQUAR, MILNER, PETERSON, MIRANDA AND WILLIAMSON, LLP

San Diego, California
June 25, 2007